Exhibit 99.1
Astec Industries, Inc.
   1725 Shepherd Road  |  Chattanooga, TN  37421  |  Phone (423) 899-5898  |  Fax 899-4456

ASTEC INDUSTRIES REPORTS SECOND QUARTER RESULTS

CHATTANOOGA, Tenn. (July 20, 2009) – Astec Industries, Inc. (Nasdaq:  ASTE) today reported results for their second quarter ended June 30, 2009.

The Company reported net income attributable to controlling interest of $7.7 million for the second quarter of 2009 compared to net income of $21.1 million for the second quarter of 2008 for a decrease of 63.5%.  Net income attributable to controlling interest for the second quarter of 2009 was $0.34 per diluted share compared to $0.93 per diluted share for the second quarter of 2008 for a 63.4% decrease.

Revenues for the second quarter of 2009 were $188.8 million compared with $277.7 million for the second quarter of 2008 for a 32.0% decrease.  Domestic sales accounted for $129.2 million during the second quarter of 2009 compared to $184.7 million during the second quarter of 2008.  International sales accounted for $59.6 million of revenues during the second quarter of 2009 compared to $93.0 million during the second quarter of 2008 and accounted for 31.6% of total sales for the second quarter of 2009 as compared to 33.5% for the second quarter of 2008.

The Company’s backlog at June 30, 2009 was $133.6 million compared to $267.9 million at June 30, 2008 for a 50.1% decrease.

Consolidated financial statements for the second quarter ended June 30, 2009 and additional information related to segment revenues and profits are attached as addenda to this press release.

Commenting on the announcement, Dr. J. Don Brock, Chairman and Chief Executive Officer, stated, “During the second quarter, we saw a pick-up in demand for the mobile asphalt paving group business and continued strength of the asphalt group business.  However, the other businesses continue to be weak.  The underground business, which primarily serves the energy and residential business, has turned very weak.  Despite the lower volumes and revenues, we were able to maintain profitability and saw a slight improvement in our gross margins over the first quarter.”

       “Although the stimulus package funds allocated to roads and bridges were only 3.5% of the total stimulus package, it has been helpful for the asphalt and mobile asphalt paving segments of our business.  We anticipate that the impact of the stimulus package will continue to be beneficial over the next 18 months.  With the current backlog and incoming orders, we believe revenue in the third quarter will be generally consistent with second quarter revenues.  Revenues could vary dependent upon permitting of jobs, customer financing arrangements and whether or not jobsites are ready to accept our equipment.  International sales continue to be strong, accounting for 33.7% of the year-to-date volume.”

Investor Conference Call and Web Simulcast

Astec will conduct a conference call on July 20, 2009 at 10:00 A.M. Eastern Time to review its second quarter results as well as current business conditions.  The number to call for this interactive teleconference is (877) 407-9210.  International callers should dial (201) 689-8049.   Please reference Astec Industries.

The company will also provide an online Web simulcast and rebroadcast of the conference call.  The live broadcast of Astec’s conference call will be available online at the Company’s website: www.astecindustries.com/www/docs/100, Conference Calls Section.  An archived webcast will be available for 90 days at www.astecindustries.com.

A replay of the conference call will be available through midnight on Monday, August 3, 2009 by dialing (877) 660-6853, or (201) 612-7415 for international callers, Account #286, Conference ID# 328263.  A transcription of the conference call will be made available under the Investor Relation section of the Astec Industries, Inc. website within 5 business days after the call.

Astec Industries, Inc. is a manufacturer of specialized equipment for building and restoring the world’s infrastructure.  Astec’s manufacturing operations are divided into four business segments:  aggregate processing and mining equipment; asphalt production equipment; mobile asphalt paving equipment; and underground boring, directional drilling and trenching equipment.  Astec also has a company engaged in the wood chipping and grinding industry.

The information contained in this press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company, including statements about the Company’s financial performance for 2009, the ability to maintain or improve margins, the state of the U.S. economy, increases in demand for certain products, the effect of the stimulus package, the continued strength or weakness of various business units,  and international sales.  These forward-looking statements reflect management’s expectations and are based upon currently available information, and the Company undertakes no obligation to update or revise such statements.  These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated.  Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements.  Important factors that could cause future events or actual results to differ materially include: general uncertainty in the economy, downturns in the general economy or the commercial construction industry, the cyclical nature of the commercial, construction industry and the customization of the equipment the Company sells,  increases in the price of oil or decreases in the availability of oil, increases in the price of raw materials, a failure to comply with covenants in the Company’s credit agreement, contingent liability for certain customer debt, rising interest rates, rising steel and steel component pricing, delayed or decreased funding for highway construction and maintenance, increased government regulation, managing and expanding in international markets, the timing of large contracts, the costs of introducing new equipment systems, the Company’s production capacity,  demand for the Company’s products, seasonality of sales volumes, competitive activity and those other factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2008.

For Additional Information Contact:

J. Don Brock
Chairman of the Board & C.E.O.
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: dbrock@astecindustries.com
or
F. McKamy Hall
Vice President and Chief Financial Officer
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail: mhall@astecindustries.com
or
Stephen C. Anderson
Secretary / Director of Investor Relations
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail:  sanderson@astecindustries.com

Astec Industries, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	June 30	June 30
	2009	2008
Assets
Current assets
Cash and cash equivalents	$10,153	$39,491
Receivables, net	87,058	107,853
Inventories	266,751	234,175
Prepaid expenses and other	23,092	16,925
Total current assets	387,054	398,444
Property and equipment, net	170,149	147,039
Other assets	48,040	51,916
Total assets	$605,243	$597,399
Liabilities and equity
Current liabilities
Revolving credit loan	$11,909	$-
Accounts payable - trade	37,262	63,470
Other accrued liabilities	66,668	94,541
Total current liabilities	115,839	158,011
Other non-current liabilities	29,145	22,620
Total equity	460,259	416,768
Total liabilities and equity	$605,243	$597,399

Astec Industries, Inc.
Consolidated Statements of Operations
(In thousands)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008
Net sales	$188,843	$277,703	$394,148	$540,775
Cost of sales	146,055	211,414	307,897	408,266
Gross profit	42,788	66,289	86,251	132,509
Selling, general, administrative & engineering expenses	31,607	33,589	63,034	72,369
Income from operations	11,181	32,700	23,217	60,140
Interest expense	170	120	352	252
Other income, net of expenses	930	412	1,143	839
Income before income taxes	11,941	32,992	24,008	60,727
Income taxes	4,166	11,921	8,836	22,080
Net income	7,775	21,071	15,172	38,647
Net income (loss) attributable to noncontolling interest	26	(1)	(9)	56
Net income attributable to controlling interest	$7,749	$21,072	$15,181	$38,591

Earnings per Common Share
Net income attributable to controlling interest
Basic	$0.35	$0.95	$0.68	$1.73
Diluted	$0.34	$0.93	$0.67	$1.71
Weighted average common shares outstanding
Basic	22,435,037	22,283,071	22,432,804	22,260,085
Diluted	22,735,770	22,633,760	22,699,619	22,592,148

Astec Industries, Inc.
Segment Revenues and Profits
For the three months ended June 30, 2009 and 2008
(in thousands)
(Unaudited)
	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2009 Revenues	69,578	55,452	36,859	17,145	9,809	188,843
2008 Revenues	72,329	92,395	55,055	36,211	21,713	277,703
Change $	(2,751)	(36,943)	(18,196)	(19,066)	(11,904)	(88,860)
Change %	(3.8%)	(40.0%)	(33.1%)	(52.7%)	(54.8%)	(32.0%)

2009 Gross Profit	18,468	13,571	8,733	276	1,740	42,788
2009 Gross Profit %	26.5%	24.5%	23.7%	1.6%	17.7%	22.7%
2008 Gross Profit	18,001	22,528	13,557	8,307	3,896	66,289
2008 Gross Profit %	24.9%	24.4%	24.6%	22.9%	17.9%	23.9%
Change	467	(8,957)	(4,824)	(8,031)	(2,156)	(23,501)

2009 Profit (Loss)	11,281	3,949	4,346	(4,241)	(6,978)	8,357
2008 Profit (Loss)	11,445	11,910	8,037	3,544	(14,051)	20,885
Change $	(164)	(7,961)	(3,691)	(7,785)	7,073	(12,528)
Change %	(1.4%)	(66.8%)	(45.9%)	(219.7%)	50.3%	(60.0%)

Segment revenues are reported net of intersegment revenues. Segment gross profit is net of profit on intersegment revenues. A reconciliation of total segment profits to the Company's net income attributable to controlling interest is as follows:

	For the three months ended June 30
	2009	2008
Total profit for all segments	$8,357	$20,885
Net (income) loss attributable to noncontrolling interest in subsidiary	(26)	1
Recapture (elimination) of intersegment profit	(582)	186
Net income attributable to controlling interest	$7,749	$21,072

Astec Industries, Inc.
Segment Revenues and Profits
For the six months ended June 30, 2009 and 2008
(in thousands)
(Unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2009 Revenues	152,829	107,029	68,263	37,391	28,636	394,148
2008 Revenues	143,914	183,484	102,186	68,854	42,337	540,775
Change $	8,915	(76,455)	(33,923)	(31,463)	(13,701)	(146,627)
Change %	6.2%	(41.7%)	(33.2%)	(45.7%)	(32.4%)	(27.1%)

2009 Gross Profit	39,091	24,474	15,353	3,036	4,297	86,251
2009 Gross Profit %	25.6%	22.9%	22.5%	8.1%	15.0%	21.9%
2008 Gross Profit	37,607	45,685	26,149	15,409	7,659	132,509
2008 Gross Profit %	26.1%	24.9%	25.6%	22.4%	18.1%	24.5%
Change	1,484	(21,211)	(10,796)	(12,373)	(3,362)	(46,258)

2009 Profit (Loss)	23,280	5,721	6,351	(6,582)	(13,814)	14,956
2008 Profit (Loss)	23,289	22,169	14,565	5,389	(26,776)	38,636
Change $	(9)	(16,448)	(8,214)	(11,971)	12,962	(23,680)
Change %	(0.0%)	(74.2%)	(56.4%)	(222.1%)	48.4%	(61.3%)

Segment revenues are reported net of intersegment revenues. Segment gross profit is net of profit on intersegment revenues. A reconciliation of total segment profits to the Company's net income attributable to controlling interest is as follows:

	For the six months ended June 30
	2009	2008
Total profit for all segments	$14,956	$38,636
Net (income) loss attributable to noncontrolling interest in subsidiary	9	(56)
Recapture of intersegment profit	216	11
Net income attributable to controlling interest	$15,181	$38,591

Astec Industries, Inc.
Backlog by Segment
June 30, 2009 and 2008
(in thousands)
(Unaudited)
	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2009 Backlog	54,181	65,734	1,886	7,500	4,283	133,584
2008 Backlog	124,145	104,852	5,373	18,443	15,084	267,897
Change $	(69,964)	(39,118)	(3,487)	(10,943)	(10,801)	(134,313)
Change %	(56.4%)	(37.3%)	(64.9%)	(59.3%)	(71.6%)	(50.1%)